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Exhibit 10.21

PURCHASE AGREEMENT

        THIS PURCHASE AGREEMENT ("Agreement") is made as of the 30th day of May, 2002, by and between Stephen A. Wynn ("Seller") and Valvino Lamore, LLC, a Nevada limited liability company ("Buyer").

RECITALS

        A.    Seller is the sole member of World Travel, LLC, a Nevada limited liability company ("World Travel"), and owns a 100% member's interest in World Travel, which includes the right to all profit and loss, capital and distributions of World Travel (the "World Travel Interest").

        B.    Seller is the sole member of Las Vegas CharterJet, LLC, a Nevada limited liability company ("LV Charter," and together with World Travel, the "Companies"), and owns a 100% member's interest in LV Charter, which includes the right to all profit and loss, capital and distributions of LV Charter (the "LV Charter Interest," and together with the World Travel Interest, the "Interests").

        C.    Seller and Buyer have reached an agreement for the sale by Seller and the purchase by Buyer of the Interests on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and representations hereinafter contained, and subject to the conditions hereinafter set forth, it is agreed as follows:

        1.    Sale and Transfer of Interests.    Subject to the terms and conditions set forth in this Agreement, Seller hereby sells, transfers and assigns to Buyer, and Buyer hereby purchases from Seller, the Interests for consideration of $9,735,340 (the "Purchase Price").

        2.    Releases and Membership.    Seller hereby releases and relinquishes any and all right, title and interest which Seller now has in the Interests and Buyer hereby accepts the transfer and assignment of the Interests and, as a Member of each of the Companies, agrees to be bound by the terms and provisions of, to be subject to all restrictions and liabilities of the Seller set forth in, and to assume all obligations of a Member under, the Articles of Organization of each of the Companies and applicable Nevada law. The Operating Agreement of each of the Companies shall reflect that, following the purchase and sale of the Interests pursuant hereto, the sole member of each of the Companies shall be Buyer.

        3.    Deliveries.    With this Agreement: (i) Seller is executing and delivering to Buyer a Bill of Sale and Assignment of Membership Interests duly; and (ii) Buyer is delivering to Seller the Purchase Price in immediately available funds.

        4.    Guaranty.    Buyer shall deliver to Bank of America, N.A. that certain Continuing Guaranty, dated concurrently herewith, with respect to Bank of America, N.A. as lender and World Travel as borrower, and take all further actions necessary or advisable to cause Seller to be released from the Continuing Guaranty, dated February 28, 2002, that Seller delivered to Bank of America, N.A.

        5.    Representation.    Seller represents and warrants to Buyer that Seller owns the Interests, free and clear of any mortgage, lien, pledge, charge, or security interest, or any option or right of first refusal requiring Seller to sell the Interests to a third party.

        6.    Securities Laws.    Buyer understands and hereby acknowledges that the Interests are not registered under the Securities Act of 1933 or under the securities laws of any state of the United States, and must be held indefinitely unless they are so registered or an exemption from registration is available. Buyer is acquiring the Interests for Buyer's own account as principal, for investment and not with a view to, or for resale in connection with, any distribution of the Interests.

        7.    Miscellaneous.

          (a)    Notices.    Any and all notices or demands by any party hereto to any other party, required or desired to be given hereunder, shall be in writing and shall be deemed validly given and received (i) if served personally, (ii) if delivered by a nationally recognized overnight courier service, or (iii) three days after it is posted with the United States Postal Service if it is sent via certified mail, return receipt requested, postage prepaid. All notices shall be addressed as follows:

    If to Buyer:

      Valvino Lamore, LLC
      Attention: Marc H. Rubinstein, Senior Vice President—General Counsel
      3145 Las Vegas Boulevard South
      Las Vegas, Nevada 89109

    If to Seller:

      Mr. Stephen A. Wynn
      3145 Las Vegas Boulevard South
      Las Vegas, Nevada 89109

  Any party hereto may change his or its address for the purpose of receiving notices or demands as hereinabove provided by a written notice given in the manner aforesaid to the other party. All notices shall be as specific as reasonably necessary to enable the party receiving the same to respond thereto.

          (b)    Governing Law.    The laws of the State of Nevada applicable to contracts made in that State, without giving effect to its conflict of law rules, shall govern the validity, construction, performance and effect of this Agreement.

          (c)    Consent to Jurisdiction.    Each party hereto consents to the jurisdiction of the Courts of the State of Nevada in the event any action is brought for declaratory relief or enforcement of any of the terms and provisions of this Agreement.

          (d)    Attorneys' Fees.    In the event that any action or proceeding is instituted to interpret or enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to its costs and reasonable attorneys' fees, in addition to any other relief it may obtain or be entitled to.

          (e)    Interpretation.    In the interpretation of this Agreement, the singular may be read as the plural, and vice versa, the neuter gender as the masculine or feminine, and vice versa, and the future tense as the past or present, and vice versa, all interchangeably as the context may require in order to fully effectuate the intent of the parties and the transactions contemplated herein. Syntax shall yield to the substance of the terms and provisions hereof. Paragraph headings are for convenience of reference only and shall not be used in the interpretation of the Agreement.

          (f)    Entire Agreement.    This Agreement sets forth the entire understanding of the parties, and supersedes all previous agreements, negotiations, memoranda, and understandings, whether written or oral. In the event of any conflict between this Agreement and any exhibits or schedules attached hereto, this Agreement shall control.

          (g)    Modifications.    This Agreement shall not be modified, amended or changed in any manner unless in writing executed by each of the parties hereto.

          (h)    Waivers.    No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the party making the waiver.

          (i)    Invalidity.    If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a Court of competent jurisdiction to be invalid, void or unenforceable, that provision shall be deemed severable and all terms, provisions, covenants, and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

          (j)    Binding Effect.    This Agreement shall be binding on and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.

          (k)    Counterparts.    This Agreement may be executed in multiple counterparts, which together shall constitute one and the same document.

  [signature page to follow]

        IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year above written.

"SELLER"
/s/ STEPHEN A. WYNN
Stephen A. Wynn

"BUYER"
VALVINO LAMORE, LLC
By:	/s/ STEPHEN A. WYNN Stephen A. Wynn, Managing Member

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PURCHASE AGREEMENT